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                                                                    Exhibit 99.1

                      TEAM MUCHO, INC. THIRD QUARTER UPDATE


WORTHINGTON, OHIO - NOVEMBER 19, 2001. On November 15, 2001, TEAM Mucho, Inc. (NASDAQ: TMOS) filed a Notification of Late Filing on Form 12b-25 relating to its Form 10-Q for the quarter ended September 30, 2001. As stated in Form 12b-25, the delay is due to the Company's conversion to new accounting software and integration of the accounting software with its operating processes.

The Company is working diligently to complete its Form 10-Q filing. The outstanding issue in the conversion process is the reconciliation of approximately $500,000, mostly related to accounts receivable. Until the Form 10-Q is filed, the Company will not answer detailed questions about the Company's third quarter results.

On a preliminary basis and subject to the filing of the Form 10-Q, the Company expects to report the following information for the period ended September 30, 2001:

     -   Revenues of approximately $122 million

     -   Gross profit of approximately $5.8 million

     -   Year-to-date EBITDA in excess of $3 million

     - Average gross profit per worksite employee of $1,670 compared to $1,130 for 2000. Gross profit per worksite employee has increased 48% year-over-year.

The Company anticipates that the accounting treatment of an interest rate swap required by the Company's credit agreement with Provident Bank will require it to record a non-EBITDA related charge of approximately $221,000 in order to mark to market the impact of the swap.

In light of the system conversion, the Company is also reviewing its results for the first and second quarters of 2001. Finalization of the processes may require the Company to make adjustments between quarters. The Company does not anticipate any such adjustments will affect its nine-month results.

S. Cash Nickerson, Chairman and CEO, commented, "It is unfortunate that we are not yet on file with our Form 10-Q, but we must err on the side of quality when it comes to financial reporting. We are confident that we have recorded the highest revenue and gross profit in the Company's history and that through nine months our gross profit and EBITDA comfortably exceed those measures for fiscal 2000." Nickerson further stated, "The Company continues to be on target to achieve its previously announced EBITDA guidance."

After completion of these processes, the Company will schedule a follow-up conference call.

TEAM Mucho, Inc. is a leading Business Process Outsourcing Company specializing in human resources. TEAM Mucho, Inc. was created by the December 2000 reverse merger of online business center Mucho, Inc. and TEAM America Corporation, a market leader in human resource and Professional Employer Organization (PEO) services. TEAM America currently has the number-one PEO market share position in Ohio, Utah, Nevada, Oregon, Idaho, Tennessee and Mississippi, and top-five positions in Northern and Southern California. TEAM America's Single-Point-Of-Contact Human Resource Solution(TM) includes payroll, benefits administration, on-site and online employee and employer communications and self-service, employment practices and human resources risk management, workforce compliance administration and severance management.

TEAM Mucho's corporate offices are located at 110 E. Wilson Bridge Road, Worthington, OH 43085. Phone: (614) 848-3995; FAX: (614) 848-7639; Toll Free:
(800) 962-2758. For more information regarding TEAM America and TEAM PSMI, visit www.teammucho.com. For additional information, please contact S. Cash Nickerson at (800) 962-2758.

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Statements in this news release that are not historical facts are forward-looking statements, including the guidance provided regarding revenues, gross profit, EBITDA and the accounting system conversion, are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained under the caption "Business-Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the Company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the Company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the Company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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